FOURTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT


      THIS FOURTH AMENDMENT, dated as of March 9, 1998 (this "Amendment") to the Existing Credit Agreement referred to below is among IMO INDUSTRIES INC., a
Delaware corporation (the "Borrower"), II ACQUISITION CORP., a Delaware corporation (the "Parent") and the Lenders (as defined below) parties hereto.


W I T N E S S E T H:

      WHEREAS, the Borrower, the Parent, certain financial institutions from time to time parties thereto (collectively, the "Lenders"), The Bank of Nova Scotia, as the Administrative Agent and NationsBanc Capital Markets, Inc., as the Syndication Agent have entered into the Credit and Guaranty Agreement, dated as of August 29, 1997 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the "Existing Credit Agreement" and, as amended by, and together with, this Amendment, the "Credit Agreement"); and

      WHEREAS, the Borrower and the Parent have requested that the Existing Credit Agreement be amended in certain respects and that the Lenders grant a waiver to certain terms of the Existing Credit Agreement and consent to the Transaction (as defined below), and the Lenders have agreed to amend the Existing Credit Agreement and grant such waivers and consent (subject to the terms and conditions of this Amendment);

      NOW, THEREFORE, in consideration of the premises and the other provisions herein contained, the parties hereto hereby agree as follows.


                                     PART I
                                  DEFINITIONS

      SUBPART 1.1. Use of Defined Terms. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the respective meanings provided therefor in the Existing Credit Agreement.


                                    PART II
                  AMENDMENTS TO THE EXISTING CREDIT AGREEMENT

      Effective upon (and subject to) the occurrence of the Fourth Amendment Effective Date (as defined in Subpart 3.1), certain terms and provisions of the Existing Credit Agreement are hereby amended, and the waivers and consent described below are hereby granted, in accordance with this Part. Except as so amended or modified by this Amendment, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

      SUBPART 2.1. Amendment to Article I. Article I of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.1.1 and 2.1.2.

      SUBPART 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

                  "Amendment No. 4" means the Fourth Amendment, dated as of March 9, 1998, to this Agreement among the Borrower, the Parent and the Lenders parties thereto.

                  "Borrower Merger" means the merger of Newco with and into the Borrower, with the Borrower being the surviving corporation at such merger.

               "Fourth Amendment Effective Date" is defined in Subpart 3.1 of Amendment No. 4.

               "Newco" means a to be formed Delaware corporation that will be a direct, wholly owned Subsidiary of the Parent.

               "Transaction" means the incorporation of Newco by the Parent, the contribution of cash by the Parent to Newco sufficient in amount to pay for the redemption of approximately 1,200,000 issued and outstanding shares of the Borrower's common stock (owned by other than Affiliates of the Borrower) required as a result of the Borrower Merger and the contribution of all of the issued and outstanding shares of common stock of the Borrower owned on March 9, 1998 by the Parent into Newco (with the contribution of such cash and shares by the Parent into Newco collectively referred to as the "Contribution"), and within three Business Days following the Contribution, the consummation of the Borrower Merger.

      SUBPART 2.1.2. Section 1.1 of the Existing Credit Agreement is hereby further amended by amending the definition of "Permitted Amount" in its entirety to read as follows:

               "Permitted Amount" means in the case of (a) the permitted maximum amount of Revolving Loans which may be applied by the Borrower to purchase outstanding Senior Subordinated Notes "put" to the Borrower pursuant to the "put" provision contained in the Senior Subordinated Notes in the event of a Change of Control (as defined therein) pursuant to the terms of
      Section 4.10, $40,000,000, (b) the permitted maximum aggregate amount of Revolving Loans which may be applied from time to time by the Borrower to open market purchases or redemptions of outstanding Senior Subordinated Notes pursuant to the terms of Section 4.10 (whether or not the Borrower has repaid or prepaid Revolving Loans subsequent to the date such Revolving Loans were made (even if all Revolving Loans are repaid or prepaid in full on any given date)), the sum of (i) $75,000,000 (payable in respect of the face amount of Senior Subordinated Notes purchased or redeemed) plus (ii) an amount (referred to as the "Additional Amount") payable in respect of any premium over the face amount of the Senior Subordinated Notes purchased or redeemed by it in the open market (with the payment of such Additional Amount being in all events subject to the terms of clause (iv) of Section 4.10), (c) the permitted maximum amount of Revolving Loans which may be applied by the Borrower to make intercompany loans to Non- U.S. Subsidiaries to refinance existing Indebtedness of such Non-U.S. Subsidiaries, $25,000,000, and (d) guarantees by the Borrower of Indebtedness of Non-U.S. Subsidiaries, in an amount not to exceed $20,000,000; provided, however, that the sum of clauses (a), (b), (c) and
      (d) above shall not at any time exceed $75,000,000 plus (in the case of clause (b) only), the Additional Amount.

      SUBPART 2.2. Amendment to Article II. Section 2.7 of the Existing Credit Agreement is hereby amended by inserting the following sentence after the first sentence contained in such Section:

      "Notwithstanding the immediately preceding sentence, solely with regard to Letter of Credit No. 90016/80085 issued in favor of Magna International Inc. on February 27, 1998, the Borrower may deliver an Issuance Request on not less than 60 nor more than 90 Business Days' notice prior to the then existing Stated Expiry Date of such Letter of Credit requesting that the Issuer extend the Stated Expiry Date of such Letter of Credit and unless the Borrower delivers an Issuance Request during such period, such Letter of Credit will not be extended by the Issuer pursuant to the "evergreen" provisions."

      SUBPART 2.3. Amendment to Article IV. Clause (iv)(B) of Section 4.10 of the Existing Credit Agreement is hereby amended by deleting the figure
"$50,000,000" in such clause, and inserting the figure "$75,000,000" in its place.

      SUBPART 2.4. Amendment to Article VII. Article VII of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.4.1 through 2.4.2.

      SUBPART  2.4.1.  Clause  (e)  of  Section  7.2.2  of the  Existing  Credit
Agreement is hereby amended by designating existing clause (e) as clause "(e)(i), and adding a new clause (e)(ii) to read in its entirety to read as follows:

      "(e)(ii) unsecured Indebtedness of the Parent in a principal amount not to exceed $95,000,000 at any time outstanding owing to Persons (other than the Borrower or any Subsidiary of the Borrower) that are directly or indirectly wholly owned and controlled by the two largest individual Stockholders of the Parent (determined as of March 9, 1998) pursuant to documentation containing terms (including the events of default, rights of acceleration, representations and covenants) satisfactory to the Administrative Agent; provided, that such Indebtedness shall be fully subordinated on terms satisfactory to the Administrative Agent to the obligations of the Parent under the guaranty of the Parent contained in
      Article IX hereof and the final maturity date is at least one year following the Stated Maturity Date (with no amortization or other payments of principal required prior to such final maturity date), and the lenders of such unsecured Indebtedness shall covenant that they will not commence or cause the commencement of any of the actions described in clause (b),
      (c) or (d) of Section 8.1.9 of this Agreement with respect to the Parent;"

      SUBPART 2.4.2. Clause (b)(ii) of Section 7.2.6 of the Existing Credit Agreement is hereby amended by deleting the figure "$50,000,000" in such clause, and inserting the figure "$75,000,000" in its place.

      SUBPART 2.5. Limited Waivers and Consent. Subject to the terms of this Subpart, by their signatures below the Lenders hereby waive compliance with the following terms of the Credit Agreement, but only to the extent necessary to enable the Parent and the Borrower to consummate the Transaction:

               (a) the provisions of clause (d) of the definition of "Change in Control" for the period of time from the date of the Contribution to the date of the consummation of the Borrower Merger;

               (b) the representation contained in Section 6.17 of the Credit Agreement; provided, that from the date of the Contribution until the date of the consummation of the Borrower Merger, "(together with Newco)" shall be deemed to be substituted for the words "(together with management shareholders of the Parent and the Borrower)" and the phrase "(other than Liens pursuant to a Loan Document)" shall be deemed to be substituted for the phrase "(other than Liens pursuant to the Parent Pledge Agreement)";

               (c) the provisions of clause (a) of Section 7.2.5 of the Credit Agreement limiting the Parent's Investment to its Investment existing on the Effective Date in the Borrower, but only to the extent of an Investment by the Parent in Newco contemplated by the Transaction and to the extent that the Parent is the owner of 100% of the capital stock of Newco prior to the Borrower Merger;

               (d) the provisions of Section 7.2.6 of the Credit Agreement, but only to the extent the Borrower is obligated to pay consideration (including cash) to holders (other than Affiliates of the Borrower) of the Senior Subordinated Notes for consents to amend the Senior Subordinated Indenture in connection with the Transaction in an amount agreed to by the Administrative Agent;

               (e) the provisions of Section 7.2.10 of the Credit Agreement in connection with the Borrower Merger, but only to the extent that the Borrower is the surviving corporation of the Borrower Merger; and

               (f) the provisions of Section 7.2.11 and Section 7.2.19 of the Credit Agreement, but only to the extent necessary to permit the Parent to contribute cash and the Borrower Shares to Newco (as described in the definition of "Transaction") in connection with the Transaction.

      The limited waivers and consent described above are subject to the following conditions:

               (i) Newco shall at all times prior to the consummation of the Borrower Merger be a direct, wholly owned Subsidiary of the Parent, and Newco shall own directly all the issued and outstanding shares of the Borrower that were owned on March 9, 1998 by the Stockholders and management shareholders of the Borrower and of the Parent (the "Borrower Shares"), free and clear of all Liens (other than Liens granted pursuant to a Loan Document);

               (ii) if the Borrower Merger shall not have been consummated within three Business Days following the Contribution, Newco shall have executed and delivered on such third Business Day a Guaranty in substantially the form of the Parent Guaranty (with such changes thereto as are deemed to be necessary by the Administrative Agent) and a Pledge Agreement in substantially the form of the Borrower Pledge Agreement (with such changes thereto as are deemed to be necessary by the Administrative Agent), and Newco shall have delivered in pledge to the Administrative Agent on such third Business Day the original share certificates evidencing all of the Borrower Shares, together with undated stock powers executed by Newco in blank for all Borrower Shares, and legal opinions from counsel to the Borrower and Newco in form and substance satisfactory to the Administrative Agent; and

               (iii) prior to the date of the Contribution,  the  Administrative
                  Agent shall have received copies of all documentation to be delivered in connection with the Transaction.


                                    PART III
                          CONDITIONS TO EFFECTIVENESS

      SUBPART 3.1. This Amendment shall become effective on the date first set forth above (the "Fourth Amendment Effective Date") when all of the following conditions have been satisfied to the satisfaction of the Administrative Agent.

      SUBPART 3.1.1. Execution of Counterparts. The Administrative Agent shall have received copies of this Amendment, duly executed and delivered by the Borrower, the Parent and the Required Lenders.

      SUBPART 3.1.2. Affirmation and Consent. The Administrative Agent shall have received an affirmation and consent in form and substance satisfactory to it, duly executed and delivered by the Parent and each other Guarantor.

      SUBPART  3.1.3.   Satisfactory  Legal  Form.  All  documents  executed  or
submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agents and its counsel.


                                    PART IV
                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders to enter into this Amendment, the Borrower and the Parent represent and warrant to the Administrative Agent, each Issuer and each Lender as set forth in this Part.

      SUBPART 4.1. Compliance with Warranties. The representations and warranties set forth herein, in Article VI of the Credit Agreement and in each other Loan Document delivered in connection herewith or therewith are true and correct in all material respects with the same effect as if made on and as of the date hereof (unless stated to relate solely to an earlier date, in which case they were true and correct as of such earlier date).

      SUBPART 4.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower, the Parent and the Guarantors of this Amendment and other documents delivered pursuant hereto are within the Borrower's, the Parent's and the Guarantors' corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene either the Borrower's, the Parent's or the Guarantors' Organic Documents, (ii) contravene or result in a default under any contractual restriction, law or governmental regulation or court decree or order binding on or affecting either the Borrower, the Parent or the Guarantors, or (iii) result in, or require the creation or imposition of, any Lien (except as contemplated in or created by the Loan Documents).

      SUBPART 4.3. Validity, etc. This Amendment has been duly executed and delivered by the Borrower and the Parent and constitutes the legal, valid and binding obligation of the Borrower and the Parent enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

      SUBPART 4.4. Compliance With Existing Credit Agreement. As of the Fourth Amendment Effective Date, and both before and after giving effect to the terms of this Amendment, no Default has occurred and is continuing.


                                     PART V
                            MISCELLANEOUS PROVISIONS

      SUBPART 5.1. Ratification of and Limited Amendment to the Credit Agreement. This Amendment shall be deemed to be an amendment to the Existing Credit Agreement, and the Existing Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. Except as specifically amended or modified herein, the Existing Credit Agreement shall continue in full force and effect in accordance with the provisions thereof and except as expressly set forth herein the provisions hereof shall not operate as a waiver of or amendment of any right, power or privilege of the Administrative Agent and the Lenders nor shall the entering into of this Amendment preclude the Lenders from refusing to enter into any further or future amendments. This Amendment shall be deemed to be a "Loan Document" for all purposes of the Credit Agreement.

      SUBPART 5.2. Credit Agreement, References, etc. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Existing Credit Agreement as amended hereby. As used in the Credit Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Existing Credit Agreement as amended by this Amendment.

      SUBPART 5.3. Expenses. The Borrower agrees to pay all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment.

      SUBPART 5.4. Headings; Counterparts. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof. This Amendment may be signed in any number of separate counterparts, each of which shall be an original, and all of which taken together shall constitute one instrument.

      SUBPART 5.5. Governing Law; Entire Agreement. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

      SUBPART 5.6. Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.



      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              IMO INDUSTRIES INC.


                              By:    John A. Young
                              Title: Vice President


                              II ACQUISITION CORP.


                              By:    John A. Young
                              Title: Vice President


                              THE BANK OF NOVA SCOTIA


                              By:    James R. Trimble
                              Title: Senior Relationship Manager


                              NATIONSBANK, N.A.


                              By:    Michael R. Heredis
                              Title: Senior Vice President


                              THE FIRST NATIONAL BANK OF CHICAGO


                              By:    Amy L. Robbins
                              Title: Vice President



                              FLEET CAPITAL CORPORATION


                              By:    Roland J. Robinson
                              Title: Senior Vice President


                              COMPAGNIE FINANCIERE DE CIC ET DE L'UNION
                              EUROPEENNE


                              By:    Brian O'Leary
                              Title: Vice President

                              By:    Sean Mounier
                              Title: First Vice President


                              CRESTAR BANK


                              By:    Christopher B. Werner
                              Title: Vice President


                              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN
                              BRANCHES


                              By:    Richard W. Conroy
                              Title: Vice President

                              By:    Kam Pasha
                              Title: Vice President


                              TRANSAMERICA BUSINESS CREDIT CORPORATION


                              By:    Perry Vavoules
                              Title: Senior Vice President


                              US TRUST


                              By:    Thomas F. Macina
                              Title: Vice President



                              CIBC INC.


                              By:    William M. Swenson
                              Title: Authorized Signatory